As filed with the Securities and Exchange Commission on May 8, 2000




                                THE UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                         OAO TECHNOLOGY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                           52-1973990
      (State of Incorporation)         (I.R.S. Employer Identification
                                                    No.)


                     7500 Greenway Center Drive, 16th Floor,
                               Greenbelt, MD 20770
          (Address of principal executive offices, including zip code)



                             EXECUTIVE AND DIRECTOR
                           DEFERRED COMPENSATION PLAN


                            (Full title of the plan)


                             Dianne R. Sagner, Esq.
                         OAO Technology Solutions, Inc.
                     7500 Greenway Center Drive, 16th Floor
                               Greenbelt, MD 20770
                     (Name and Address of Agent for Service)

                                 (301) 486-0400
                     (Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
================================================================================================
Title of shares                 Amount         Proposed         Proposed            Amount of
to be registered                to be          Maximum           maximum           registration
                              registered       Offering         aggregate              fee
                                                Price           offering
                                           Per Obligation(2)    price (3)
------------------------------------------------------------------------------------------------
OAO Executive and Director     $6,600.00          NA                NA              $264.00 per
Deferred Compensation                                                                   million
Obligations (1)
------------------------------------------------------------------------------------------------

================================================================================================


(1) The Deferred Compensation Obligations are unsecured general obligations of OAO Technology Solutions, Inc. to pay deferred compensation in accordance with the terms of the OAO Technology Solutions Executive and Director Deferred Compensation Plan.

(2) In addition, pursuant to Rule 416 (c) under the Securities and Exchange Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Pursuant to Rule 457(h), estimated solely for the purpose of calculating the registration fee.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, as filed by OAO Technology Solutions, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

     2. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant on October 6, 1997 to register such securities under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement but prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of each such document.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

     Under the OAO Technology Solutions, Inc., Executive and Director Deferred Compensation Plan (the "Deferred Compensation Plan"), the Registrant will provide certain executive employees and all of its Directors (the "Deferred Compensation Employees") the opportunity to enter into agreements for the deferral of a specified percentage of their cash compensation. The Plan is intended to be a "top-hat" plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly-compensated employees) under sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA") and an unfunded deferred compensation plan for independent contractor Directors.

     To participate in the Deferred Compensation Plan in a particular year, the Deferred Compensation Employee must enroll in the Deferred Compensation Plan and make an election to defer the receipt of amounts not yet payable in the form of base salary or bonus.

Ordinarily, a Participant shall make such an election with respect to a coming twelve (12) month Plan Year during the period beginning on the December 1 and ending on the December 31 of the prior Plan Year, or during such other period established by OAO Technology Solutions, Inc. An election to defer all or part of a bonus may be filed at any time before the date on which the bonus is otherwise payable. The amount of compensation to be deferred by each participating employee ("Deferred Compensation Participant") will be determined in accordance with the Deferred Compensation Plan based on election by the employee. In addition, OAO Technology Solutions, Inc. may (but is not required to) credit the participant with an employer contribution, which may be subject to a vesting schedule.

     A committee (the "Deferred Compensation Plan Committee") consisting of the Board of Directors of the Registrant or such committee as the Board shall appoint, shall be charged with the general administration of the Deferred Compensation Plan and the obligations of the Registrant (the "Deferred Compensation Obligations"). The Deferred Compensation Obligations are not convertible into another security of the Registrant. The Deferred Compensation Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Registrant. The Registrant shall establish a trust, which shall be a grantor trust for federal income tax purposes and which shall not cause the Deferred Compensation Plan to be "funded" under the Employee Retirement Income Security Act of 1974, to assist the Registrant in meeting the Deferred Compensation Obligations. The assets of the trust will be available to satisfy the claims of the Registrant's general creditors in the event of the Registrant's insolvency.

     The Deferred Compensation Obligations will be distributed by the Registrant in accordance with the terms of the Deferred Compensation Plan. Payment will be made at the times elected by the participant. In addition, a participant may elect that payment will be made upon the occurrence of certain events, such as a change in control. In any event, the participant may withdraw his or her account balance at any time, subject to a 10% penalty. The amount distributed will be based on the amounts deferred, as increased or decreased for deemed investment in mutual funds or other investments designated by the participant from choices offered by the Company.

     A Deferred Compensation Participant's right or the right of any other person to the Deferred Compensation Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged or encumbered.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers. Section 145 of the Delaware General Corporation Law contains detailed provisions on indemnification of directors and officers against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with legal proceedings. Section 102(a)(7) of the Delaware General Corporation Law permits a provision in the certificate of a corporation organized thereunder eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty. The Registrant's Restated Certificate of Incorporation requires indemnification of directors and officers and provides for the limitation of the liability of directors to the fullest extent permitted by Delaware law. The Registrant's Amended and Restated Bylaws require the Registrant to indemnify any person who was or is an authorized representative of the Registrant, and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the Registrant, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The Registrant also shall indemnify any person who was or is an authorized representative of the Registrant and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of the Registrant, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Such indemnification is mandatory under the Registrant's bylaws as to expenses actually and reasonably incurred to the extent that an authorized representative of the Registrant has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein. The determination of whether an individual is entitled to indemnification under the Bylaws shall be made by a majority of disinterested directors, independent legal counsel in a written legal opinion, or the stockholders. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

     The Registrant has a directors' and officers' liability insurance policy that affords directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

Item 7. Exemption from Registration Claimed.

        None.

Item 8. Exhibits.

        The following exhibits are filed as part of this Registration Statement.

    4.1 OAO  Technology   Solutions,   Inc.,  Executive  and  Director  Deferred
        Compensation Plan

    5.1 Opinion of Counsel

    23.1 Consent of Deloitte & Touche LLP

Item 9. Undertakings.

    (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenbelt, Maryland on May __, 2000.

                                        OAO TECHNOLOGY SOLUTIONS, INC.


                                        By:
                                           -------------------------------------
                                        Gregory A. Pratt
                                        Chief Executive Officer and President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person in so signing, also makes, constitutes and appoints Gregory A. Pratt, his or her true and lawful attorneys-in-fact, in his or her name, place, and stead to execute and cause to be filed with the Securities and Exchange Commission any and all amendments to this Registration Statement.

         Signature                               Capacity                                Date


-----------------------------
Gregory A. Pratt                   Chief Executive Officer and President             April __, 2000
                                   (Principal Executive Officer and
                                   Director)

-----------------------------
J. Jeffrey Fox                     V.P. of Finance and Chief Financial               April __, 2000
                                   Officer (Principal Financial and
                                   Accounting Officer)

-----------------------------
Jerry L. Johnson                   Chairman of the Board and Director                April __, 2000


-----------------------------
Cecile D. Barker                   Vice Chairman of the Board and Director           April __, 2000



-----------------------------
Yvonne Brathwaite Burke            Director                                          April __, 2000


-----------------------------
Frank B. Foster, III               Director                                          April __, 2000


-----------------------------
John F. Lehman                     Director                                          April __, 2000


-----------------------------
Richard B. Lieb                    Director                                          April __, 2000

                                  EXHIBIT INDEX

Exhibit
Number         Description of Exhibit

4.1 OAO Technology Solutions, Inc., Executive and Director Deferred Compensation Plan

5.1            Opinion of Counsel

23.1           Consent of Deloitte & Touche LLP

                         OAO TECHNOLOGY SOLUTIONS, INC.

                             EXECUTIVE AND DIRECTOR
                           DEFERRED COMPENSATION PLAN















                         Effective as of April 15, 2000

                         OAO TECHNOLOGY SOLUTIONS, INC.

                EXECUTIVE AND DIRECTOR DEFERRED COMPENSATION PLAN

                         Effective as of April 15, 2000

                                TABLE OF CONTENTS


                              ARTICLE 1 DEFINITIONS

1.1  ACCOUNT...................................................................1
1.2  BENEFICIARY...............................................................1
1.3  CODE......................................................................1
1.4  COMPENSATION..............................................................1
1.5  COMPENSATION DEFERRAL ACCOUNT.............................................1
1.6  COMPENSATION DEFERRALS....................................................1
1.7  DESIGNATION DATE..........................................................1
1.8  DISCRETIONARY EMPLOYER CONTRIBUTION ACCOUNT...............................2
1.9  DISCRETIONARY EMPLOYER CONTRIBUTIONS......................................2
1.10 EFFECTIVE DATE............................................................2
1.11 ELIGIBLE INDIVIDUAL.......................................................2
1.12 EMPLOYER..................................................................2
1.13 ENTRY DATE................................................................2
1.14 PARTICIPANT...............................................................2
1.15 PARTICIPANT ENROLLMENT AND ELECTION FORM..................................2
1.16 PLAN......................................................................2
1.17 PLAN YEAR.................................................................2
1.18 TRUST.....................................................................3
1.19 TRUSTEE...................................................................3
1.20 VALUATION DATE............................................................3

                     ARTICLE 2 ELIGIBILITY AND PARTICIPATION
2.1  REQUIREMENTS..............................................................3
2.2  RE-EMPLOYMENT.............................................................3
2.3  CHANGE OF EMPLOYMENT CATEGORY.............................................3



                       ARTICLE 3 CONTRIBUTIONS AND CREDITS
3.1  PARTICIPANT COMPENSATION DEFERRALS........................................3
3.2  COMPENSATION DEFERRAL ACCOUNT.............................................4
3.4  CONTRIBUTIONS TO THE TRUST................................................5

                          ARTICLE 4 ALLOCATION OF FUNDS
4.1  ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS.......................5

4.2  ACCOUNTING FOR DISTRIBUTIONS..............................................6
4.3  SEPARATE ACCOUNTS.........................................................6
4.4  INTERIM VALUATIONS........................................................6
4.5  DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS..............................6
4.6  EXPENSES..................................................................7
4.7  TAXES.....................................................................8

                        ARTICLE 5 ENTITLEMENT TO BENEFITS
5.1  FIXED PAYMENT DATES; TERMINATION OF EMPLOYMENT............................8
5.2  SPECIAL CIRCUMSTANCES DISTRIBUTIONS.......................................8
5.3  PENALTY DISTRIBUTIONS.....................................................9
5.4  APPLICATION TO TRUSTEE....................................................9

                       ARTICLE 6 DISTRIBUTION OF BENEFITS
6.1  AMOUNT....................................................................9
6.2  METHOD OF PAYMENT........................................................10
6.3  RE-EMPLOYMENT OF PARTICIPANT.............................................10
6.4  DEATH BENEFITS...........................................................10
6.5  WITHHOLDING..............................................................10

                    ARTICLE 7 BENEFICIARIES; PARTICIPANT DATA
7.1  DESIGNATION OF BENEFICIARIES.............................................11

7.2  INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO
     LOCATE PARTICIPANTS OR BENEFICIARIES.....................................11

                            ARTICLE 8 ADMINISTRATION
8.1  ADMINISTRATIVE AUTHORITY.................................................12
8.2  UNIFORMITY OF DISCRETIONARY ACTS.........................................12
8.3  LITIGATION...............................................................13
8.4  CLAIMS PROCEDURE.........................................................13

                               ARTICLE 9 AMENDMENT
9.1  RIGHT TO AMEND...........................................................14
9.2  AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN.....................14

                             ARTICLE 10 TERMINATION
10.1 EMPLOYER'S RIGHT TO TERMINATE OR SUSPEND PLAN............................14
10.2 AUTOMATIC TERMINATION OF PLAN............................................14
10.3 SUSPENSION OF DEFERRALS..................................................14
10.4 ALLOCATION AND DISTRIBUTION..............................................15
10.5 SUCCESSOR TO EMPLOYER....................................................15

                              ARTICLE 11 THE TRUST
11.1 ESTABLISHMENT OF TRUST...................................................15

                            ARTICLE 12 MISCELLANEOUS
12.1 LIMITATIONS ON LIABILITY OF EMPLOYER.....................................15
12.2 CONSTRUCTION.............................................................16
12.3 SPENDTHRIFT PROVISION....................................................16

                            OAO TECHNOLOGY SOLUTIONS
                EXECUTIVE AND DIRECTOR DEFERRED COMPENSATION PLAN

                         Effective as of April 15, 2000

                                    RECITALS

     This OAO Technology Solutions, Inc. Executive and Director Deferred Compensation Plan (the "Plan") is adopted by OAO Technology Solutions, Inc. (the "Employer") for certain of its executive employees and all of its Directors. The purpose of the Plan is to offer those employees and Directors an opportunity to elect to defer the receipt of compensation in order to provide deferred compensation benefits taxable pursuant to section 451 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to be a "top-hat" plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly-compensated employees) under sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA") and an unfunded deferred compensation plan for independent contractor Directors.

     Accordingly, the following Plan is adopted.

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 ACCOUNT means the balance credited to a Participant's or Beneficiary's Plan account, including contribution credits and deemed income, gains and losses (as determined by the Employer, in its discretion) credited thereto. A Participant's or Beneficiary's Account shall be determined as of the date of reference.

     1.2 BENEFICIARY means any person or person so designated in accordance with the provisions of Article 7.

     1.3 CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

     1.4 COMPENSATION means the total base salary, bonus and/or commissions, or Director's fees, paid by the Employer to an Eligible Individual with respect to his or her service for the Employer.

     1.5 COMPENSATION DEFERRAL ACCOUNT is defined in Section 3.2.

     1.6 COMPENSATION DEFERRALS is defined in Section 3.1.

     1.7 DESIGNATION DATE means the date or dates as of which a designation of deemed investment directions by an individual pursuant to Section 4.5, or any change in a prior designation of deemed investment directions by an individual pursuant to Section 4.5, shall become effective. The Designation Dates in any Plan Year shall be designated by the Employer.

     1.8 DISCRETIONARY EMPLOYER CONTRIBUTION ACCOUNT is defined in Section 3.3.

     1.9 DISCRETIONARY EMPLOYER CONTRIBUTIONS is defined in Section 3.3.

     1.10 EFFECTIVE DATE means the effective date of the Plan, which shall be April 15, 2000.

     1.11 ELIGIBLE INDIVIDUAL means all Directors of the Employer, and, for any Plan Year (or applicable portion thereof), a person who is determined by the Employer, or its designee, to be a member of a select group of management or highly compensated employees of the Employer, and who is designated by the Employer, or its designee, to be an Eligible Individual under the Plan. By each December 31 (or before the Effective Date for the Plan's first Plan Year), the Employer shall notify those individuals, if any, who will be Eligible Individuals for the next Plan Year. If the Employer determines that an individual first becomes an Eligible Individual during a Plan Year, the Employer shall notify such individual of its determination and of the date during the Plan Year on which the individual shall first become an Eligible Individual.

     1.12 EMPLOYER means OAO Technology Solutions, Inc. and its successors and assigns unless otherwise herein provided, or any other corporation or business organization which, with the consent of OAO Technology Solutions, Inc. or its successors or assigns, assumes the Employer's obligations hereunder, or any other corporation or business organization which agrees, with the consent of Technology Solutions, Inc. to become a party to the Plan.

     1.13 ENTRY DATE with respect to an individual means the first day of the pay period following the date on which the individual first becomes an Eligible Individual.

     1.14 PARTICIPANT means any person so designated in accordance with the provisions of Article 2, including, where appropriate according to the context of the Plan, any former employee or Director who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.

     1.15 PARTICIPANT ENROLLMENT AND ELECTION FORM means the form or forms on which a Participant elects to defer Compensation hereunder and/or on which the Participant makes certain other designations as required thereon.

     1.16 PLAN means this OAO Technology Solutions, Inc. Executive and Director Deferred Compensation Plan, as amended from time to time.

     1.17 PLAN YEAR means the twelve (12) month period (or for the first Plan Year, the period beginning April 15, 2000 through December 31, 2000) ending on the December 31 of each year during which the Plan is in effect.

     1.18 TRUST means the Trust established pursuant to Article 11.

     1.19 TRUSTEE means the trustee of the Trust established pursuant to Article 11.

     1.20 VALUATION DATE means the last day of each Plan Year and any other date that the Employer, in its sole discretion, designates as a Valuation Date.

                                    ARTICLE 2

                          ELIGIBILITY AND PARTICIPATION

     2.1 REQUIREMENTS. Every Eligible Individual on the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Individual shall be eligible to become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Individual. No individual shall become a Participant, however, if he or she is not an Eligible Individual on the date his or her participation is to begin.

     Participation in the Participant Compensation Deferral feature of the Plan is voluntary. In order to participate in the Participant Compensation Deferral feature of the Plan, an otherwise Eligible Individual must make written application in such manner as may be required by Section 3.2 and by the Employer and must agree to make Compensation Deferrals as provided in Article 3.

     2.2 RE-EMPLOYMENT. If a Participant whose employment status (or Director status) with the Employer is terminated is subsequently re-employed (or subsequently becomes again a Director), he or she shall become a Participant in accordance with the provisions of Section 2.1.

     2.3 CHANGE OF EMPLOYMENT CATEGORY. During any period in which an executive Participant remains in the employ of the Employer, but ceases to be an Eligible Individual, he or she shall not be eligible to make Compensation Deferrals hereunder.

                                    ARTICLE 3

                            CONTRIBUTIONS AND CREDITS

     3.1 PARTICIPANT COMPENSATION DEFERRALS. In accordance with rules established by the Employer, a Participant may elect to defer Compensation which is not yet payable and which would otherwise be paid to the Participant. Amounts so deferred will be considered a Participant's "Compensation Deferrals". Ordinarily, a Participant shall make such an election with respect to a coming twelve (12) month Plan Year during the period beginning on the December 1 and ending on the December 31 of the prior Plan Year, or during such other period established by the Employer.

     Compensation Deferrals shall be made through regular payroll or Director fee deductions through an election by the Participant to defer compensation not yet payable to him or her at the time of the election. The Participant may reduce his or her regular payroll of Director fees for a particular year by written notice delivered to the Employer at least thirty (30) days prior to the beginning of any regular payroll or compensation period, with such reduction being first effective for Compensation to be earned in that payroll or compensation period. In the case of bonus payment deferrals, the Participant may reduce his or her bonus payments due to be paid by the Employer by giving written notice to the Employer of the bonus payment Compensation Deferral amount prior to the date the applicable bonus is first due to be paid.

     Once made, a Compensation Deferral payroll deduction election shall continue in force indefinitely, until reduced by the Participant on a subsequent Participant Enrollment and Election Form provided by the Employer as provided above or until increased during an annual enrollment period under the Plan. A bonus payment reduction election, or a reduction thereof pursuant to the foregoing, shall continue in force only for one bonus payment.

     Notwithstanding the preceding, Participant Compensation Deferrals shall not exceed such maximum percentages as may be established by the Employer in its discretion and communicated to Participants from time to time. If a Participant's Compensation Deferrals exceed such maximum percentage(s), the Employer shall have the right to reduce the percentage(s) of the Participant's Compensation Deferrals by giving the Participant written notification of such reduction. In addition, the Employer may require that Participant Compensation Deferrals be comprised of a minimum percentage which percentage shall be established by the Employer in its discretion and communicated to Participants from time to time.

     As of the Effective Date, Compensation Deferrals made through regular payroll deductions by a Participant who is an employee of the Employer shall be at least 3 percent (3%) and no more than $100,000 per year of the Participant's Compensation.

     Compensation Deferrals shall be deducted by the Employer from the pay or fees of a deferring Participant and shall be credited to the Compensation Deferral Account of the deferring Participant.

     3.2 COMPENSATION DEFERRAL ACCOUNT. There shall be established and maintained by the Employer a separate Compensation Deferral Account in the name of each Participant to which shall be credited or debited: (a) amounts equal to the Participant's Compensation Deferrals; (b) amounts equal to any deemed earnings or losses (to the extent realized, based upon deemed fair market value of the Account's deemed assets, as determined by the Employer, in its discretion) attributable or allocable thereto; and (c) expenses and/or taxes charged to that Account.

     A Participant shall at all times be 100% vested in amounts credited to his or her Participant Compensation Deferral Account.

     3.3 DISCRETIONARY EMPLOYER CONTRIBUTION CREDITS. There shall be established and maintained a separate Discretionary Employer Contribution Credit Account in the name of each Participant. Such Account shall be credited or debited, as applicable, with (a) amounts equal to the Discretionary Employer's Contributions credited to that Account, if any; (b) any deemed earnings and losses (to the extent realized, based upon deemed fair market value of the Account's deemed assets as determined by the Employer, in its discretion) allocated to that Account; and (c) expenses charged to that Account.

     For purposes of this Section, the Discretionary Employer Contributions credited to a Participant's Discretionary Employer Contribution Account for a particular Plan Year shall be an amount (if any) determined by the Employer, in its discretion.

     A Participant's Discretionary Employer Contribution Credit Account shall be credited or debited, as applicable, as of each Valuation Date, with deemed earnings or losses, as applicable, and expenses. The amount of deemed earnings or losses and expenses shall be as determined by the Employer hereunder. The Employer shall have the discretion to allocate such deemed earnings or losses and expenses among Participants' Discretionary Employer Contribution Credit Accounts pursuant to such allocation rules as the Employer deems to be reasonable and administratively practicable.

     A Participant shall become vested in amounts credited to his or her Discretionary Employer Contribution Account pursuant to such vesting schedule for such amounts as is prescribed by the Employer, it its discretion.

     3.4 CONTRIBUTIONS TO THE TRUST. An amount shall be contributed by the Employer to the Trust maintained under Section 11.1 equal to the amount(s) required to be credited to the Participant's Account under Sections 3.1, 3.2 and
3.3. The Employer shall make contributions to the Trust by the deadline for such contributions if they were being made with respect to the Employer's 401(k) plan.

                                    ARTICLE 4

                               ALLOCATION OF FUNDS

     4.1 ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS. Subject to Section 4.5, each Participant shall have the right to direct the Employer as to how amounts in his or her Plan Account shall be deemed to be invested. Subject to such limitations as may from time to time be required by law, imposed by the Employer or the Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer, prior to the date on which a direction will become effective, the Participant shall have the right to direct the Employer as to how amounts in his or her Account shall be deemed to be invested.

     The Employer shall direct the Trustee to invest the account maintained in the Trust on behalf of the Participant pursuant to the deemed investment directions the Employer properly has received from the Participant. The value of the Participant's Account shall be equal to the value of the account maintained under the Trust on behalf of the Participant. As of each valuation date of the Trust, the Participant's Account will be credited or debited to reflect the Participant's deemed investments of the Trust.

     The Participant's Plan Account will be credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments, as follows. As of each Valuation Date, an amount equal to the net increase or decrease in realizable net asset value or credited interest, as applicable (as determined by the Employer or the Trustee, as applicable), of each deemed investment option within the Account since the preceding Valuation Date shall be allocated among all Participants' Accounts deemed to be invested in that investment option in accordance with the ratio which the portion of the Account of each Participant which is deemed to be invested within that investment option, determined as provided herein, bears to the aggregate of all amounts deemed to be invested within that investment option.

     4.2 ACCOUNTING FOR DISTRIBUTIONS. As of the date of any distribution hereunder, the distribution made hereunder to the Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant's Account. Such amounts shall be charged on a pro rata basis against the investments of the Trust in which the Participant's Account is deemed to be invested.

     4.3 SEPARATE ACCOUNTS. A separate account under the Plan shall be established and maintained by the Employer to reflect the Account for each
Participant with sub-accounts to show separately the applicable deemed investments of the Account.

     4.4 INTERIM VALUATIONS. If it is determined by the Employer that the value of a Participant's Account as of any date on which distributions are to be made differs materially from the value of the Participant's Account on the prior Valuation Date upon which the distribution is to be based, the Employer, in its discretion, shall have the right to designate any date in the interim as a Valuation Date for the purpose of revaluing the Participant's Account so that the Account will, prior to the distribution, reflect its share of such material difference in value.

     4.5 DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time to time be required by law, imposed by the Employer or the Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer, prior to and effective for each Designation Date, each Participant may communicate to the Employer a direction as to how his or her Plan Accounts should be deemed to be invested (in any whole dollar amounts or percentage multiples) among such categories of deemed investments as may be made available by the Employer hereunder. Such direction may separately designate deemed investments (a) for that portion of the Participant's Account attributable to amounts that will be credited to the Participant's Account prior to the Designation Date on which such direction shall become effective, and (b) for that portion of the Participant's Account attributable to amounts that will be credited to the

Participant's Account after the Designation Date on which such direction shall become effective, and shall be subject to the following rules:

          (a) Any initial or subsequent deemed investment direction shall be in writing, on a form supplied by and filed with the Employer (or made in such other manner specified by the Employer), and shall be effective as of the next Designation Date after such filing.

          (b) All amounts credited to the Participant's Account shall be deemed to be invested in accordance with the then effective deemed investment direction, and as of the effective date of any new deemed investment direction, all or a portion of the Participant's Account at that date shall be reallocated among the designated deemed investment funds according to the percentages specified in the new deemed investment direction unless and until a subsequent deemed investment direction shall be filed and become effective. An election concerning deemed investment choices shall continue indefinitely until changed by the Participant in a manner permitted by the Employer.

          (c) If the Employer receives an initial or revised deemed investment direction which it deems to be incomplete, unclear or improper, the Participant's investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed no deemed investment direction) until the next Designation Date, unless the Employer provides for, and permits the application of, corrective action prior thereto.

          (d) If the Employer possesses (or is deemed to possess as provided in (c), above) at any time directions as to the deemed investment of less than all of a Participant's Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in a money market, fixed income, or similar fund made available under the Plan as determined by the Employer in its discretion.

          (e) Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Employer and its agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant's Account hereunder.

          (f) Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

     4.6 EXPENSES. Expenses, including Trustee fees, allocable to the administration or operation of an Account maintained under the Plan shall be paid by the Employer unless, in the discretion of the Employer, the Employer elects to charge such expenses, or any portion thereof, against the appropriate Participant's Account or Participants' Accounts. On the Effective Date, the first 35 basis points (.35%) of expenses will be charged against the Participants' Accounts. The Employer shall pay expenses in excess of this amount in accordance with this Section 4.6.

     If an expense, or any portion thereof, is charged against a Participant's Account, at the discretion of the Employer, such expense, or any portion thereof, either (a) will reduce the contribution to the Trust under Section 3.4 next due to be made by the Employer in respect of the Account, or (b) will be paid from the Trust to the Employer out of assets of the Trust corresponding to the Participant's Account hereunder.

     4.7 TAXES. Any taxes allocable to an Account (or portion thereof) maintained under the Plan which are payable prior to the distribution of the Account (or portion thereof), as determined by the Employer, shall be paid by the Employer unless, in the discretion of the Employer, the Employer elects to charge taxes incurred after the date such election is communicated to Participants against the appropriate Participant's Account or Participants' Accounts. If a tax amount is charged against a Participant's Account, at the discretion of the Employer, such expense either (a) will reduce the contribution to the Trust under Section 3.4 next due to be made by the Employer in respect of the Account, or (b) will be paid from the Trust to the Employer out of assets of the Trust corresponding to the Participant's Account.

                                    ARTICLE 5

                             ENTITLEMENT TO BENEFITS

     5.1 FIXED PAYMENT DATES; TERMINATION OF EMPLOYMENT. On his or her Participant Enrollment and Election Form, a Participant may select a fixed payment date for the payment or commencement of payment of his or her vested Account, which will be valued and payable according to the provisions of Article
6. Such a fixed payment date may be extended to later dates so long as elections to so extend are made by the Participant at least six (6) months prior to the then applicable fixed date. Such a fixed payment date may not be accelerated.

     Alternatively, on his or her Participant Enrollment and Election Form, a Participant may select payment or commencement of payment of his or her vested Account at his or her termination of employment with the Employer, or at the earlier of a fixed payment date or his or her termination of employment with the Employer. In either of these cases, the extension and non-acceleration rules discussed above shall apply to such fixed payment date and/or termination of employment date, as applicable.

     Any fixed payment date elected by a Participant pursuant to the foregoing must be no earlier than the January 1 of the third calendar year following the year in which the election is made.

     If a Participant does not select a payment date pursuant to the foregoing, his or her vested Account shall be distributed or commence to be distributed, as provided in Article 6, at the termination of his or her employment with the Employer.

         5.2 SPECIAL CIRCUMSTANCES DISTRIBUTIONS. On his or her Form and Timing of Payment Election Form, a Participant may elect, prior to the occurrence of an elected "Special Circumstance", to receive (or begin to receive, as applicable) his or her vested Account upon the occurrence of one or more "Special Circumstances" as specified on the Form. If such an election is made prior to the occurrence of the elected Special Circumstance and the elected

Special Circumstance occurs, the Trustee shall make the appropriate distribution(s) to the Participant from amounts held by the Trustee in respect of the Participant's vested Account. For purposes of this Section, the value of the Participant's vested Account shall be determined as of the date of the distribution(s).

     "Special  Circumstances"  means:  (a)  the  closing  of  a  sale  or  other disposition of shares of OAO Technology Solutions, Inc. such that the shareholders of OAO Technology Solutions, Inc. immediately before the closing will not beneficially own, immediately after the sale or other disposition, shares entitling them to more than 50% of all votes to which all shareholders of OAO Technology Solutions, Inc. would be entitled in the election of directors;
(b) any change in the membership of the OAO Technology Solutions, Inc. Board if, immediately after the change, at least 50% of the directors were not members of the Board for at least one year preceding the change; (c) Safeguard Scientifics, Inc. reducing its common stock ownership in OAO Technology Solutions, Inc. to less than 5%; or (d) the reduction in the trading price of OAO Technology Solutions, Inc. stock to below $2 per share for 20 consecutive trading days.

     5.3 PENALTY DISTRIBUTIONS. A Participant may elect, at any time prior to the date on which a distribution is otherwise due to him or her hereunder, to receive a lump sum distribution of all or a designated portion of his or her vested Account, subject to the forfeiture of ten percent of the amount subject to the election. If such an election is made, the Trustee shall make the appropriate net lump sum distribution to the Participant from amounts held by the Trustee in respect of the Participant's vested Account and shall pay to the Employer the ten percent forfeiture amount. For purposes of this Section, the value of the Participant's vested Account shall be determined as of the date of the lump sum distribution.

     5.4 APPLICATION TO TRUSTEE. On the date or dates on which a Participant or Beneficiary is entitled to payment under Sections 5.1 , 5.2 and 5.3, the Participant or Beneficiary need not make application for payment to the Employer, but instead may make application for payment directly to the Trustee who shall pay the Participant or Beneficiary the appropriate amount directly from the Trust without the consent of the Employer. The Trustee shall report the amount of each such payment, and any withholding thereon, to the Employer.

                                    ARTICLE 6

                            DISTRIBUTION OF BENEFITS

     6.1 AMOUNT. A Participant (or his or her Beneficiary) shall become entitled to receive, on or about the date or dates selected by the Participant on his or her Participant Enrollment and Election Form or, if none, on or about the date of the Participant's termination of employment with the Employer (as provided in Article 5), a distribution in an aggregate amount equal to the Participant's vested Account. Any payment due hereunder from the Trust which is not paid by the Trust for any reason will be paid by the Employer from its general assets.

     6.2 METHOD OF PAYMENT.

     (a) Cash Or In-Kind Payments. Payments under the Plan shall be made in cash or in-kind, as elected by the Participant, as permitted by the Employer and the Trustee in their sole and absolute discretion and subject to applicable restrictions on transfer as may be applicable legally or contractually.

     (b) Timing and Manner of Payment. In the case of distributions to a Participant or his or her Beneficiary by virtue of an entitlement pursuant to Sections 5.1, an aggregate amount equal to the Participant's vested Account will be paid by the Trust or the Employer, as provided in Section 6.1, in a lump sum or in five (5) substantially equal annual installments (adjusted for gains and losses), as selected by the Participant prior to the date on which amounts are first payable to the Participant.

     If a Participant fails to designate properly the manner of payment of the Participant's benefit under the Plan, such payment will be in a lump sum.

     If the whole or any part of a payment hereunder is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Sections 4.1 and 4.5 under such procedures as the Employer may establish, in which case any deemed income, gain, loss or expense attributable thereto (as determined by the Trustee, in its discretion) shall be reflected in the installment payments, in such equitable manner as the Trustee shall determine.

     6.3 RE-EMPLOYMENT OF PARTICIPANT. If a Participant who has terminated his or her employment (or Director status) with the Employer is receiving installment distributions pursuant to Section 6.2 and is re-employed by (or once again becomes a Director of) the Employer, the remaining distributions due to the Participant shall be suspended until such times as the Participant once again becomes eligible for benefits under Sections 5.1, at which time such distribution shall commence, subject to the limitations and conditions contained in this Plan.

     6.4 DEATH BENEFITS. If a Participant dies before terminating his or her employment (or Director status) with the Employer and before the commencement of payments to the Participant hereunder, the entire value of the Participant's Account shall be paid, at the time(s) selected by the Participant under Article 5 and in the manner provided in Section 6.2, to the person or persons designated in accordance with Section 7.1.

     Upon the death of a Participant after payments hereunder have begun but before he or she has received all payments to which he or she is entitled under the Plan, the remaining benefit payments shall be paid to the person or persons designated in accordance with Section 7.1 in the manner in which such benefits were payable to the Participant.

     6.5 WITHHOLDING. All distributions under the Plan are subject to any applicable tax withholding, as determined by the Employer in its discretion.

                                    ARTICLE 7

                         BENEFICIARIES; PARTICIPANT DATA

     7.1 DESIGNATION OF BENEFICIARIES. Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Participant's lifetime.

     In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such benefit payment to the Participant's spouse, if then living, but otherwise to the Participant's then living descendants, if any, per stirpes, but, if none, to the Participant's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Participant's personal representative, executor or administrator.

     If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Employer, in its sole discretion, may distribute such payment to the Participant's estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Employer deems to be appropriate.

     7.2 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Employer's records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Employer shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Employer notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Employer within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Employer, the Employer may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Employer determines. If the location of none of the foregoing persons can be determined, the Employer shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Employer if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, the Employer shall not be liable to any person for any payment made in accordance with such law.

                                    ARTICLE 8

                                 ADMINISTRATION

     8.1 ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Employer, acting through its Board of Directors or the designee(s) thereof, shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

          (a) Resolve and determine all disputes or questions arising under the Plan, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

          (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

          (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

          (d) Make determinations with respect to the eligibility of any Eligible Individual as a Participant and make determinations concerning the crediting of Plan Accounts.

          (e)  Appoint  any  persons  or  firms,  or  otherwise  act  to  secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Employer shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Employer shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Employer. Further, the Employer may authorize one or more persons to execute any certificate or document on behalf of the Employer, in which event any person notified by the Employer of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Employer until such notified person shall have been notified of the revocation of such authority.

     8.2 UNIFORMITY OF DISCRETIONARY ACTS. Whenever in the administration or operation of the Plan discretionary actions by the Employer are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.

     8.3 LITIGATION. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

     8.4 CLAIMS PROCEDURE. Any person claiming a benefit under the Plan (a "Claimant") shall present the claim, in writing, to the Employer or the Trustee, and the Employer or the Trustee shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the Claimant:

          (a) The specific reason or reasons for the denial, with specific references to the Plan provisions on which the denial is based;

          (b) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

          (c) An explanation of the Plan's claims review procedure.

     The written notice denying or granting the Claimant's claim shall be provided to the Claimant within ninety (90) days after the Employer's or Trustee's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Employer or Trustee to the Claimant within the initial ninety (90) day period and in no event shall such an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Employer or Trustee expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

     Any Claimant whose claim is denied, or deemed to have been denied under the preceding sentence (or such Claimant's authorized representative), may, within sixty (60) days after the Claimant's receipt of notice of the denial, or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Employer or Trustee. Upon such a request for review, the claim shall be reviewed by the Employer or Trustee (or its designated representative) which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

     The decision on review normally shall be made within sixty (60) days of the Employer's receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Employer or Trustee, and the time limit for the decision on review shall be extended to one hundred twenty (120) days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the

Claimant  within the sixty (60) day (or, if  applicable,  the one hundred twenty
(120) day) time limit discussed above. If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.

                                    ARTICLE 9

                                    AMENDMENT

     9.1 RIGHT TO AMEND. The Employer, by written instrument executed by a duly authorized representative of the Employer, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment;
provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a right accrued hereunder prior to the date of the amendment.

     9.2 AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN. Notwithstanding the provisions of Section 9.1, the Plan may be amended by the Employer at any time, retroactively if required, in the opinion of the Employer, in order to ensure that the Plan is characterized as "top-hat" plan as described under ERISA sections 201(2), 301(a)(3), and 401(a)(1) and an unfunded deferred compensation plan for independent contractor Directors, and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.


                                   ARTICLE 10

                                   TERMINATION

     10.1 EMPLOYER'S RIGHT TO TERMINATE OR SUSPEND PLAN. The Employer reserves the right to terminate the Plan and/or its obligation to make further credits to Plan Accounts. The Employer also reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time.

     10.2 AUTOMATIC TERMINATION OF PLAN. The Plan automatically shall terminate upon the dissolution of the Employer, or upon its merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan.

     10.3 SUSPENSION OF DEFERRALS. In the event of a suspension of the Plan, the Employer shall continue all aspects of the Plan, other than Compensation Deferrals and Employer Contribution Credits, during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with Articles 5 and 6.

     10.4 ALLOCATION AND DISTRIBUTION. This Section shall become operative on a complete termination of the Plan. The provisions of this Section also shall become operative in the event of a partial termination of the Plan, as determined by the Employer, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provisions of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants, the value of the interest of all Participants and Beneficiaries shall be determined and, after deduction of estimated expenses in liquidating and, if applicable, paying Plan benefits, paid to them as soon as is practicable after such termination.

     10.5 SUCCESSOR TO EMPLOYER. Any corporation or other business organization which is a successor to the Employer by reason of a consolidation, merger or purchase of substantially all of the assets of the Employer shall have the right to become a party to the Plan by adopting the same by resolution of the entity's board of directors or other appropriate governing body. If, within ninety (90) days from the effective date of such consolidation, merger or sale of assets, such new entity does not become a party hereto, as above provided, the Plan automatically shall be terminated, and the provisions of Section 10.4 shall become operative.


                                   ARTICLE 11

                                    THE TRUST

     11.1 ESTABLISHMENT OF TRUST. The Employer shall establish the Trust with the Trustee pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Employer and the Trustee. The Trust is intended to be treated as a "grantor" trust under the Code and the establishment of the Trust is not intended to cause the Participant to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.


                                   ARTICLE 12

                                  MISCELLANEOUS

     12.1 LIMITATIONS ON LIABILITY OF EMPLOYER. Neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or employer thereof except as provided by law or by any Plan provision. The Employer does not in any way guarantee any Participant's Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Employer, or any successor, employee, officer, director or stockholder of the Employer, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.

     12.2 CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the State of Maryland shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

     The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Employer which right is greater than the rights of a general unsecured creditor of the Employer.

     12.3 SPENDTHRIFT PROVISION. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary, (iii) if applicable, the transfer of benefit rights from the Plan to another plan, or (iv) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

     In the event that any Participant's or Beneficiary's benefits hereunder are garnished or attached by order of any court, the Employer or Trustee may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to the Participant's or Beneficiary's Account or, if the Employer or Trustee prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.

     IN WITNESS WHEREOF, the Employer has caused the Plan to be executed and its seal to be affixed hereto, effective as of April 15, 2000.


ATTEST/WITNESS                              OAO TECHNOLOGY SOLUTIONS, INC.

                                            By:                           [SEAL]
-----------------------------------            ---------------------------------

Print Name:                                 Print Name:
           ------------------------                    -------------------------

                                            Date:
                                                 -------------------------------

                                       OAO
                           Technology Solutions, Inc.


                                   May 5, 2000


OAO Technology Solutions, Inc.
7500 Greenway Center Drive, 16th Floor
Greenbelt, MD  20770

Ladies and Gentlemen:

     I am General Counsel of OAO Technology Solutions, Inc. a Delaware corporation (the "Company"), and am delivering this opinion in connection with the Registration Statement on Form S-8, with exhibits thereto (the Registration Statement"), filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act"), relating to the registration of deferred compensation obligations (the "Obligations") of the Company to be offered under the Company's Amended and Restated Executive and Director Deferred Compensation Plan (the "Plan").

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Plan and all other documents relating to the Company, the Plan and the proposed issuance of the Obligations as I have deemed necessary or appropriate as a basis for the opinions set forth below. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

     I express no opinion as to any laws other than the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

     Based upon and subject to the foregoing, I am of the opinion that the Obligations, when established pursuant to the terms of the Plan, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Plan, except as enforceability
(i) may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

OAO Technology Solutions, Inc.
Page 2
May 5, 2000


     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since I have not certified any part of such Registration Statement and I do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgate thereunder.

     This opinion is furnished by me, as General Counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express written permission or relied upon by any other person.


                                        Very truly yours,



                                        Dianne R. Sagner, Esquire